                                                    Exhibit 99

The Bank of New York Company, Inc.                  NEWS
-----------------------------------------------------------------------

                                     48 Wall Street, New York, NY 10286

                                     Contact:
For Release:                         PUBLIC AND INVESTOR RELATIONS DEPT.

IMMEDIATELY                                    Paul J. Leyden, SVP
-----------                                    (212) 495-1041
                                               Nicholas C. Silitch, VP
                                               (212) 495-1721
                                               Gregory A. Burton, AT
                                               (212) 495-1619




              THE BANK OF NEW YORK COMPANY, INC. REPORTS
              ------------------------------------------
           First Quarter E.P.S. Increased 14% To 65 Cents;
           -----------------------------------------------
           Return On Average Common Equity Was 20.90%; and
           -----------------------------------------------
                  Return On Average Assets Was 1.86%
                  ----------------------------------


NEW YORK, N.Y., April 14, 1997 -- The Bank of New York Company, Inc. (NYSE: BK) reports first quarter fully diluted earnings per share were 65 cents, a 14% increase over the 57 cents earned in the first quarter of 1996. First quarter net income was $265 million, up 9% from $243 million earned in the same period last year. Return on average common equity totaled 20.90% in the first quarter of 1997 compared with 19.48% in the fourth quarter of 1996 and 18.86% in the first quarter of 1996. First quarter net income, E.P.S., and return on average common equity were records, excluding the non-recurring gain on the sale of the Union card portfolio in the second quarter of 1996.
     Return on average assets for the first quarter was 1.86% compared with 1.84% in the fourth quarter and 1.79% in the first quarter of 1996.
     Revenues from the Company's securities processing businesses

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continued their substantial growth and were up 16% over the first quarter of 1996 to $185 million. ADR's, mutual funds, government securities clearance, corporate trust, and stock transfer were particularly strong.
     Overall, fees from other processing were up 11% over last year's first quarter to $55 million. Cash management fees were ahead a strong 13% and trade finance fees were up by 11%, while fees from the funds transfer business were up 10%.
     Trust and investment continued to benefit from new business and strong markets which combined to push fees 16% higher to $43 million in the first quarter of 1997.
     Net interest income, on a taxable equivalent basis, declined to $496 million in the first quarter from $521 million in the first quarter of last year, reflecting the sale of approximately $900 million in credit card receivables to Associates National Bank effective January 1, 1997 and the sale of the Union credit card receivables in the second quarter of 1996.
     Tangible fully diluted earnings per share (earnings before the amortization of goodwill and intangibles) were $0.70 per share in the first quarter of 1997 compared with $0.61 per share in the first quarter of 1996. On the same basis, tangible return on average assets was 2.05% in the first quarter of 1997 compared with 1.98% in the first quarter of 1996; and tangible return on average common equity was 29.69% in the first quarter of 1997 compared with 25.62% in the first quarter of 1996.
     Average fully diluted shares outstanding were 405 million for the quarter, down slightly from the 407 million in the fourth quarter and down significantly from the 428 million in the prior year period. The decline

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from the fourth quarter was the result of the Company's stock buyback program, largely offset by the conversion of warrants and the issuance of stock to benefit plans. The reduction from the prior year period was the result of the cumulative favorable impact of the Company's stock buyback programs.
     The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.95% and 12.32% at March 31, 1997 compared with 8.34% and 12.78% at December 31, 1996, and 7.85% and 12.62% at March 31, 1996.
Tangible common equity as a percent of total assets was 6.39% at March 31, 1997 compared with 7.00% at December 31, 1996 and 7.58% one year ago. The leverage ratio was 7.83% at March 31, 1997 compared with 8.70% at December 31, 1996 and 7.93% one year ago.

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NET INTEREST INCOME
-------------------
                            1st       4th       1st
                          Quarter   Quarter   Quarter
                          -------   -------   -------
(In millions)               1997      1996      1996
                          ---------------------------
Net Interest Income         $496      $500      $521
Net Interest Rate
 Spread                     3.30%     3.35%     3.47%
Net Yield on Interest-
 Earning Assets             4.24      4.33      4.49

     The net interest rate spread was 3.30% in the first quarter of 1997, compared with 3.35% in the fourth quarter of 1996 and 3.47% one year ago. The net yield on interest-earning assets was 4.24% compared with 4.33% in the fourth quarter of 1996 and 4.49% in last year's first quarter. The decline in the spread and yield was primarily attributable to the sale of approximately $900 million in credit card receivables to Associates in the first quarter of 1997 and the sale of the Union portfolio in the second quarter of 1996.
     The decline in net interest income on a taxable equivalent basis to $496 million in the first quarter of 1997 from $521 million in the first quarter of 1996 was primarily the result of the credit card sales partially offset by continued growth in the Company's corporate loan portfolio.

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NONINTEREST INCOME
------------------
                                      1st Quarter
                                      -----------
(In millions)                        1997      1996
                                     --------------
Processing Fees
  Securities                         $185      $159
  Other                                55        50
                                     ----      ----
                                      240       209
Trust and Investment Fees              43        37
Service Charges and Fees               94       101
Securities Gains                        7        33
Foreign Exchange and
 Other Trading Activities              27        10
Other                                  44        25
                                     ----      ----
Total Noninterest Income             $455      $415
                                     ====      ====

     Securities processing fees increased 16% to $185 million compared with $159 million in the first quarter of 1996. Strong internal growth in all areas drove the increase in revenue. The Company reported $7 million of securities gains in the first quarter of 1997 compared with $33 million last year. Revenues from foreign exchange and other trading activities were $27 million compared with $10 million last year. Included in other noninterest income in the first quarter of 1997 was a $27 million pre-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank, Ltd.

NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------
     Total noninterest expense for the quarter was $446 million, down 7.2% from the $480 million reported in the fourth quarter and up only slightly,
 .7%, from the $443 million reported a year ago. Strong cost controls in all areas combined with reductions in credit card servicing expenses drove this performance. During the quarter the Company continued to service the credit card receivables sold to Associates under an interim servicing

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agreement.  When the servicing agreement expires, employees associated with the servicing of these receivables will be transferred to Associates.
     The efficiency ratio for the first quarter was a record 47.3% compared with 51.7% reported in the fourth quarter of 1996 and 49.4% one year ago.
     The effective tax rate for the first quarter of 1997 was 36.7% compared with 38.4% for the first quarter of 1996.

NONPERFORMING ASSETS
--------------------                                           Change
                                                             1Q 1997 vs
(Dollars in millions)              3/31/97      12/31/96       4Q 1996
                                  -------------------------------------
Loans:
     Commercial Real Estate         $ 20          $ 20          $  -
     Other Commercial                 79            90           (11)
     Foreign                          37            38            (1)
     Community Banking                72            65             7
                                    ----          ----
  Total Loans                        208           213            (5)
Other Real Estate                     40            41            (1)
                                    ----          ----
  Total                             $248          $254            (6)
                                    ====          ====
Nonperforming Assets Ratio           0.7%          0.7%
Allowance/Nonperforming Loans      418.3         423.7
Allowance/Nonperforming Assets     350.2         355.3

     Nonperforming assets totaled $248 million at March 31, 1997, compared with $254 million at December 31, 1996, a decrease of $6 million.

LOAN LOSS PROVISION AND NET CHARGE-OFFS
---------------------------------------
                                 1st       4th       1st
                               Quarter   Quarter   Quarter
                               -------   -------   -------
(In millions)                    1997      1996      1996
                               ---------------------------
Provision                        $ 60      $ 45      $ 90
                                 ----      ----      ----
Net (Charge-offs) Recoveries:
  Commercial Real Estate            1        (1)       (3)
  Other Commercial                 (3)       (2)        1
  Credit Card                     (93)      (93)      (96)
  Other Consumer                   (2)       (2)       (2)
  Foreign                           4        (1)       (1)
  Other                             1        (2)       (3)
                                 ----      ----      ----
     Total                        (92)     (101)     (104)
                                 ----      ----      ----
Change in Allowance              $(32)     $(56)     $(14)
                                 ====      ====      ====

Other Real Estate
 Expenses (Recoveries)           $  -      $  3      $ (2)

     Net charge-offs of credit card loans were $93 million for the first quarter. Credit card loans outstanding were $4.251 billion at March 31, 1997 compared with $5.414 billion at December 31, 1996.
     The allowance for loan losses was $869 million, or 2.36% of loans at March 31, 1997, compared with $901 million, or 2.44% of loans at December 31, 1996. The ratio of the allowance to nonperforming assets was 350% at March 31, 1997.
                       ***************************
  (Financial highlights and detailed financial statements are attached.)

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                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)

                                                1997       1996     Change
                                                ----       ----     ------
For the Three Months Ended March 31:
------------------------------------
  Net Income                                    $265       $243       9.1%
    Per Common Share:
      Primary Earnings                         $0.65      $0.58      12.1
      Fully Diluted Earnings                    0.65       0.57      14.0
      Cash Dividends                            0.24       0.20      20.0

  Return on Average Common Shareholders'
      Equity                                   20.90%     18.86%
  Return on Average Assets                      1.86       1.79



As of March 31:
---------------
  Assets                                     $58,384    $53,314       9.5%
  Loans                                       36,771     38,555      -4.6
  Securities                                   4,991      5,177      -3.6
  Deposits - Domestic                         26,222     23,696      10.7
           - Foreign                          15,040     12,199      23.3
  Long-Term Debt                               1,817      1,926      -5.7
  Preferred Shareholders' Equity                 112        113      -0.9
  Common Shareholders' Equity                  4,908      5,131      -4.3

  Common Shareholders' Equity Per Share        12.79      13.06      -2.1
  Market Value Per Share of Common Stock       36.75      25.75      42.7

  Allowance for Loan Losses as a Percent
    of Loans                                    2.36%      1.92%
  Tier 1 Capital Ratio                          7.95       7.85
  Total Capital Ratio                          12.32      12.62
  Leverage Ratio                                7.83       7.93
  Tangible Common Equity Ratio                  6.39       7.58

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                                  THE BANK OF NEW YORK COMPANY, INC.
                                  Consolidated Statements of Income
                                            (Unaudited)
                               (In millions, except per share amounts)

                                       For the three months ended
                                                March 31,
                                             1997       1996
                                             ----       ----
Interest Income
---------------
Loans                                       $ 746      $ 810
Securities
  Taxable                                      61         58
  Exempt from Federal Income Taxes              9          9
                                            -----      -----
                                               70         67
Deposits in Banks                              34         22
Federal Funds Sold and Securities
 Purchased Under Resale Agreements             33         29
Trading Assets                                  4          4
                                            -----      -----
      Total Interest Income                   887        932
                                            -----      -----

Interest Expense
----------------
Deposits                                      301        291
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                    28         51
Other Borrowed Funds                           39         44
Long-Term Debt                                 31         33
                                             ----       ----
      Total Interest Expense                  399        419
                                             ----       ----
Net Interest Income                           488        513
-------------------
Provision for Loan Losses                      60         90
                                            -----      -----
Net Interest Income After
 Provision for Loan Losses                    428        423
                                            -----      -----
Noninterest Income
------------------
Processing Fees
 Securities                                   185        159
 Other                                         55         50
                                            -----      -----
                                              240        209
Trust and Investment Fees                      43         37
Service Charges and Fees                       94        101
Securities Gains                                7         33
Other                                          71         35
                                            -----      -----
    Total Noninterest Income                  455        415
                                            -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                257        247
Net Occupancy                                  41         44
Furniture and Equipment                        24         23
Other                                         124        129
                                            -----      -----
  Total Noninterest Expense                   446        443
                                            -----      -----
Income Before Income Taxes                    437        395
Income Taxes                                  160        152
Distribution on Preferred Securities           12          -
                                            -----      -----
Net Income                                  $ 265      $ 243
----------                                  =====      =====
Net Income Available to
 Common Shareholders                        $ 263      $ 241
-----------------------                     =====      =====
Per Common Share Data:
----------------------
   Primary Earnings                         $0.65      $0.58
   Fully Diluted Earnings                    0.65       0.57
   Cash Dividends                            0.24       0.20

Fully Diluted Shares Outstanding              405        428

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                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)

                                                   March 31,    December 31,
                                                       1997          1996
                                                       ----          ----
Assets
------
Cash and Due from Banks                              $ 8,301       $ 6,032
Interest-Bearing Deposits in Banks                     1,648         1,387
Securities:
  Held-to-Maturity                                     1,129         1,170
  Available-for-Sale                                   3,862         3,883
                                                     -------       -------
    Total Securities                                   4,991         5,053
Trading Assets at Fair Value                           1,736         1,547
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                 482           562
Loans (less allowance for loan losses
 of $869 in 1997 and $901 in 1996)                    35,902        36,105
Premises and Equipment                                   865           875
Due from Customers on Acceptances                      1,153           985
Accrued Interest Receivable                              272           315
Other Assets                                           3,034         2,904
                                                     -------       -------
     Total Assets                                    $58,384       $55,765
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $11,173       $11,812
 Interest-Bearing
    Domestic Offices                                  15,598        15,268
    Foreign Offices                                   14,491        12,263
                                                     -------       -------
     Total Deposits                                   41,262        39,343
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      2,083         1,737
Other Borrowed Funds                                   4,342         4,144
Acceptances Outstanding                                1,160         1,015
Accrued Taxes and Other Expenses                       1,404         1,417
Accrued Interest Payable                                 154           167
Other Liabilities                                        542           399
Long-Term Debt                                         1,817         1,816
                                                     -------       -------
     Total Liabilities                                52,764        50,038
                                                     -------       -------
Minority Interest - Preferred Securities                 600           600
                                                     -------       -------
Shareholders' Equity
 Preferred Stock-no par value, authorized
  5,000,000 shares, outstanding 184,000 shares           111           111
 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 27,279 shares in 1997 and
  40,429 shares in 1996                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 800,000,000 shares, issued
  451,398,969 shares in 1997 and
  444,317,786 shares in 1996                           3,385         3,332
 Additional Capital                                      399           344
 Retained Earnings                                     2,964         2,798
 Securities Valuation Allowance                           57            82
                                                     -------       -------
                                                       6,917         6,668
 Less:  Treasury Stock (66,670,816 shares in
        1997 and 57,849,845 shares in 1996),
        at cost                                        1,880         1,524
        Loan to ESOP (1,195,719), at cost                 17            17
                                                     -------       -------
     Total Shareholders' Equity                        5,020         5,127
                                                     -------       -------
     Total Liabilities and Shareholders' Equity      $58,384       $55,765
                                                     =======       =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                   (Dollars in millions)


                             For the three months      For the three months
                             ended March 31, 1997      ended March 31, 1996
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 2,439    $  34   5.64%  $ 1,577    $  22   5.68%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,550       33   5.32     2,175       29   5.39
Loans
 Domestic Offices           22,752      524   9.30    26,119      615   9.43
 Foreign Offices            14,296      223   6.33    11,636      197   6.81
                           -------   ------          -------   ------
   Total Loans              37,048      747   8.15    37,755      812   8.62
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                2,754       39   5.79     2,874       40   5.65
 U.S. Government Agency
  Obligations                  424        7   6.35       452        7   6.32
 Obligations of States and
  Political Subdivisions       643       14   8.64       635       14   9.09
 Other Securities,
  including Trading
  Securities                 1,522       21   5.56     1,201       16   5.46
                           -------   ------          -------   ------
   Total Securities          5,343       81   6.11     5,162       77   6.09
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     47,380      895   7.66%   46,669      940   8.11%
                                     ------                    ------
Allowance for Loan Losses     (870)                     (725)
Cash and Due from Banks      4,047                     3,148
Other Assets                 7,294                     5,458
                           -------                   -------
  TOTAL ASSETS             $57,851                   $54,550
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 3,886       41   4.23%  $ 4,003       43   4.34%
 Savings                     8,120       51   2.56     8,221       58   2.84
 Certificates of Deposit
  $100,000 & Over              697        9   5.29     1,120       15   5.42
 Other Time Deposits         2,495       30   4.74     2,598       31   4.86
 Foreign Offices            14,602      170   4.73    11,510      144   5.01
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 29,800      301   4.09    27,452      291   4.27
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,266       28   5.10     3,874       51   5.34
Other Borrowed Funds         3,252       39   4.91     3,146       44   5.64
Long-Term Debt               1,817       31   6.84     1,881       33   6.94
                           -------   ------          -------   ------
  Total Interest-Bearing
   Liabilities              37,135      399   4.36%   36,353      419   4.64%
                                     ------                    ------
Noninterest-Bearing
 Deposits                    9,269                     9,550
Other Liabilities            5,641                     3,401
Minority Interest -
 Preferred Securities          600                         -
Preferred Stock                112                       113
Common Shareholders'
 Equity                      5,094                     5,133
                           -------                   -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $57,851                   $54,550
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  496   3.30%            $  521   3.47%
                                     ======                    ======
 Net Yield on Interest-
  Earning Assets                              4.24%                     4.49%
                                              ====                      ====